UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2015

BARCLAYS DRYROCK FUNDING LLC

(as Depositor of the Barclays Dryrock Issuance Trust)

(Exact Name of Registrant as Specified in its Charter)

on behalf of

Barclays Dryrock Issuance Trust

	Delaware	333-200980-02	45-5441359
	(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 S. West Street Office 120 Wilmington, DE 19801 (302) 255-7073
(Address, Including Zip Code, and Telephone Number, Including Area Code, of each Registrant’s Principal Executive Offices)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events

On April 1, 2015 Barclays Dryrock Issuance Trust acquired $1,570,979,326 of receivables in additional accounts from the Depositor. The conveyance of such receivables was effected pursuant to Assignment No. 5 of Receivables in Additional Accounts, dated as of April 1, 2015 (“Assignment No. 5”), by and between Barclays Dryrock Funding LLC and Barclays Dryrock Issuance Trust, and accepted and acknowledged by U.S. Bank National Association. The Assignment No. 5 is attached hereto as Exhibit 99.1. The composition of receivables in additional accounts by program is set forth below.

Composition of Receivables in Additional Accounts by Program

Program	Total Additional Receivables	% of Additional Receivables
Ameriprise	$ 31,778,777	2.02%
Apple	$ 218,267,127	13.89%
BlackCard	$ 32,254,126	2.05%
BlueGreen	$ 46,432,043	2.96%
Carnival Cruise Lines,	$ 47,141,772	3.00%
Choice Hotels International	$ 31,402,827	2.00%
Republic Airways/Frontier Airlines	$ 31,561,491	2.01%
L.L. Bean	$ 141,462,633	9.00%
Miles & More/Lufthansa	$ 15,834,121	1.01%
NFL Properties	$ 47,170,968	3.00%
Priceline.com	$ 31,314,929	1.99%
RCI	$ 156,511,547	9.96%
Travelocity.com	$ 15,581,481	0.99%
Upromise	$ 222,149,826	14.14%
US Airways	$ 236,772,694	15.07%
Travel Rewards/Wyndham Hotels	$ 108,776,307	6.92%
Non Co-Branded Portfolio	$ 156,566,657	9.97%
Total	$ 1,570,979,326	100.00%

Item 9.01.	Exhibits

The following is filed as an Exhibit to this Report.
Exhibit 99.1 Assignment No. 5 of Receivables in Additional Accounts, dated as of April 1, 2015, by and between Barclays Dryrock Funding LLC and Barclays Dryrock Issuance Trust, and accepted and acknowledged by U.S. Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARCLAYS DRYROCK FUNDING LLC,
as depositor of Barclays Dryrock Issuance Trust

By:	/s/ Deepesh Jain
Name: Deepesh Jain
Title: Vice President and Treasurer

April 3, 2015

EXHIBIT INDEX

Exhibit	Description

Exhibit 99.1	Assignment No. 5 of Receivables in Additional Accounts, dated as of April 1, 2015, by and between Barclays Dryrock Funding LLC and Barclays Dryrock Issuance Trust, and accepted and acknowledged by U.S. Bank National Association.